Exhbit 10.1

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered into as of June 1, 2026 (the “Effective Date”), by and between:

Party One (Lender): Catiene Machado Albuquerque Assumpсao, an individual (hereinafter referred to as the “Lender”); and

Party Two (Company): Ja-Lika Corporation, a corporation duly organized and existing under the laws of its state of incorporation (hereinafter referred to as the “Company”).

The Lender and the Company may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Lender has agreed to provide financial assistance to the Company in the form of a loan in the principal amount set forth below; and

WHEREAS, the Company desires to accept such loan on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	LOAN AMOUNT

1.1.       Principal Amount. The Lender agrees to provide, and the Company agrees to accept, a loan in the principal amount of $150,000.00 USD (One Hundred Fifty Thousand United States Dollars) (the “Loan”).

1.2.       Funding. The Loan shall be advanced to the Company upon the Company’s demand, subject to the terms and conditions of this Agreement.

2.	TERMS AND CONDITIONS

2.1.       Repayment from Revenues. Repayment of the Loan shall be sourced from the Company’s generated revenues, commencing once the Company attains significant income and has sufficient financial capacity to make repayments.

2.2.       Interest and Security. The Loan shall be non-interest-bearing and unsecured. No interest shall accrue or be payable on the outstanding principal amount of the Loan.

2.3.       Maturity and Repayment. The Loan shall mature upon expiration of the term set forth in Section 2.4, unless the Parties mutually agree in writing to extend such term. Upon maturity, if no extension has been executed, the Company shall repay the outstanding principal amount of the Loan to the Lender within ten (10) business days following the maturity date.

2.4.       Term. The term of this Agreement shall be five (5) years commencing on the Effective Date and ending on May 31, 2031 (the “Maturity Date”), unless extended by mutual written agreement of the Parties.

2.5.       Early Repayment. The Company may, at its discretion and subject to its financial capacity, prepay all or any portion of the outstanding principal amount of the Loan prior to the Maturity Date, provided that any such prepayment is agreed upon in writing by both Parties.

3.	REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lender as follows:

3.1.       Authority. The Company possesses full power, authority, and capacity to execute, deliver, and perform this Agreement.

3.2.       Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate actions of the Company.

3.3.       No Conflict. The execution, delivery, and performance of this Agreement do not and will not violate or conflict with any applicable law, regulation, order, organizational document, agreement, or other obligation binding upon the Company.

3.4.       Binding Obligation. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally.

4.	COVENANTS

Unless the Lender expressly consents otherwise in writing, the Company shall:

4.1.       Good Standing. Maintain its legal existence and good standing in accordance with the laws of its state of formation.

4.2.       Licenses and Approvals. Acquire, maintain, and renew all material rights, licenses, permits, and approvals necessary for the conduct of its business and performance of its obligations under this Agreement.

4.3.       Compliance with Laws. Comply in all material respects with all applicable laws and regulations.

5.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

5.1.       Failure to Pay. The Company fails to pay any amount due and payable under this Agreement when due, and such failure continues for a period of five (5) business days after the Company’s receipt of written notice from the Lender.

6.	NOTICES

Any notice required or permitted under this Agreement shall be provided in writing and delivered to the respective Party at its address or email address designated by such Party in writing.

7.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict of laws principles.

8.	ENTIRE AGREEMENT; AMENDMENTS

This Agreement constitutes the entire agreement between the Parties with respect to the Loan and supersedes all prior or contemporaneous agreements, understandings, negotiations, and discussions, whether written or oral, relating to the subject matter hereof.

No amendment, modification, or waiver of any provision of this Agreement shall be effective unless made in writing and signed by both Parties.

9.	IN WITNESS WHEREOF

IN WITNESS WHEREOF, the Parties have executed this Loan Agreement as of the Effective Date set forth above.

LENDER:

Catiene Machado Albuquerque Assumpсao Individual

/s/ Catiene Machado Albuquerque Assumpcao

Date: June 1, 2026

COMPANY: Ja-Lika Corporation

Catiene Machado Albuquerque Assumpсao Director

/s/ Catiene Machado Albuquerque Assumpcao

Date: June 1, 2026